Exhibit 10.4

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is made and entered this 27 day of December, 2017 (the “Effective Date”), by and between Railvision Ltd., a company organized and registered under the laws of the State of Israel (the “Company”) and Mr. Shachar Hania, Israeli ID no. 029563632 (the “Lender”).

RECITALS

WHEREAS,	the Borrower is employed by, and serves as a VP R&D of, the Company; and

WHEREAS,	the Borrower approached the Company with a request to provide him a loan in principal amount of NIS 100,000; and

WHEREAS,	the Company is willing to provide the Borrower a loan in principal amount of NIS 100,000, all pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Loan. Subject to the terms and conditions herein, within seven (7) days following the date on which all the approvals required under the Company’s Articles of Association and applicable law are obtained, the Company shall extend to the Borrower, an amount of NIS 100,000 (the “Loan”) by wire transfer to the Borrower’s bank account. The Loan shall bear annual interest at a rate of 3.41% from the date on which was received by the Borrower and the Maturity Date (as defined below) in accordance with the terms herein (the “Interest”). The Interest shall be compounded annually.

2.	Repayment

a.	The Borrower shall repay the Loan and the accrued Interest by 12 equal monthly payments of NIS 8,488 each (not including VAT in respect of the accrued Interest), in accordance with Appendix A hereto, commencing as of February 1st, 2018, and in any event not later than February 1st, 2019 (the “Maturity Date”). Borrower hereby agrees that the Company shall set-off the aforesaid monthly payments from the monthly consideration payable to him by the Company.

b.	Notwithstanding the foregoing, entire unpaid Loan Amount and any Interest due thereon shall be due and payable at any time prior to the Maturity Date, upon the occurrence of one or more of the following events: (i) the Borrower terminates his employment and/or engagement with the Company; (ii) in the event the Borrower’s employment and/or engagement with the Company is terminated for Cause (as defined in that certain employment agreement between the Company and the Lender dated August 20, 2016); or (ii) bankruptcy procedures are initiated by or against the Borrower and not cured within thirty (30) days following the Company’s written notice.

3.	Amendments and Waivers. This Agreement may not be amended, modified or any provision thereof waived, except by the written consent of the parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.	Entire Agreement. This Agreement and the documents referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersedes all prior agreements and understandings with respect to the subject matters hereof and thereof, to the extent such agreements and understandings exist.

5.	Governing Law and Jurisdiction. All disputes arising under this Agreement or in connection with the transactions hereunder shall be resolved between the parties in good faith; however, if these efforts fail the dispute shall be resolved in accordance with the laws of the State of Israel, without giving effect to conflict of law provisions thereto. The competent courts of Tel Aviv shall have sole and exclusive jurisdiction over any issue arising out of or in connection with this Agreement.

6.	No Assignment. Neither party may assign or transfer this Agreement nor any of its rights or obligations hereunder without the prior written consent of the other party. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

BORROWER:

/s/ Shachar Hania
Shachar Hania

LENDER:

Railvision Ltd.

By: /s/ Elen Katz
Title: CEO